As filed with the Securities and Exchange Commission on April 5, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
EDAP TMS S.A.
(Exact name of registrant as specified in its charter)
Not Applicable
(Translation of Registrant’s name into English)
France (State or Other Jurisdiction of Incorporation or Organization)	Not applicable (I.R.S. Employer Identification No.)
Parc d’Activités la Poudrette-Lamartine
4/6, rue du Dauphiné
69120 Vaulx-en-Velin, France
+33(0) 4 72 15 31 50
(Address and telephone number of Registrant’s principal executive offices)
EDAP Technomed Inc.
5321 Industrial Oaks Blvd, Suite 110
Austin, TX 78735
U.S.A.
Tel: + 1 512 832 7956
(Name, address and telephone number of agent for service)
Copies to:
Blandine Confort EDAP TMS S.A. 4/6, rue du Dauphiné 69120 Vaulx-en-Velin, France +33(0) 4 72 15 31 50	Linda Hesse JONES DAY 2 rue Saint-Florentin 75001 Paris, France +33(0) 1 56 59 38 72	Jeremy Cleveland JONES DAY 1755 Embarcadero Road Palo Alto, California 94303 (650) 739-3939
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED APRIL 5, 2024
PROSPECTUS
EDAP TMS S.A.
US$ 125,000,000
ORDINARY SHARES
PREFERRED SHARES
WARRANTS
From time to time in one or more offerings, we may offer and sell up to an aggregate offering price of $125,000,000 of the securities described in this prospectus, either individually or in any combination at prices and on terms to be determined at the time of such offerings.
This prospectus provides a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplements and any related free writing prospectus may also add to, update or change information contained in this prospectus. In addition, we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference into this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by an applicable prospectus supplement.
Our ordinary shares, represented by American Depositary Shares, or ADSs, are listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “EDAP.” On April 4, 2024, the last reported sale price for our ADSs on Nasdaq was $7.92 per share.
The applicable prospectus supplement will contain information, where applicable, as to any listing of the securities covered by such prospectus supplement.
We may offer and sell these securities directly to investors, through agents, underwriters or dealers, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement or applicable free writing prospectus. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement or applicable free writing prospectus.
Investing in our securities involves risks. See “Risk Factors” beginning on page 4 and any supplemental risk factors contained in any prospectus supplement and in the documents we incorporate by reference for a description of the risks you should consider in evaluating such investment.
Owning our securities may subject you to tax consequences both in France and in the United States. You should carefully read the tax discussion in any applicable prospectus supplement. In addition, your ability to enforce civil liabilities under U.S. federal securities laws may be limited. See “Enforcement of Civil Liabilities.”
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Prospectus dated April 5, 2024.

i

PRESENTATION OF FINANCIAL AND OTHER INFORMATION
Unless the context otherwise requires, references herein to “we,” “us,” “our” or “group” are to EDAP TMS S.A. and its consolidated subsidiaries and references herein to the “Company,” “EDAP” or “EDAP TMS” are to EDAP TMS S.A.
We prepare our consolidated financial statements in conformity with United States generally accepted accounting principles (“U.S. GAAP”). In this prospectus, references to “euro” or “€” are to the legal currency of the countries of the European Monetary Union, including the Republic of France, and references to “dollars,” “U.S. dollars” or “$” are to the legal currency of the United States of America. Solely for the convenience of the reader, this prospectus contains translations of certain euro amounts into dollars at specified rates. These translations should not be construed as representations that the euro amounts actually represent such dollar amounts or could be converted into dollars at those rates.

ABOUT THIS PROSPECTUS
This prospectus relates to the offer and sale of up to an aggregate offering price of US$125,000,000 of our ordinary shares, including in the form of ADSs, preferred shares or warrants, either individually or in any combination.
This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf registration process, we may sell the securities described in this prospectus from time to time in the future in one or more offerings.
This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. We may also add, update or change any of the information contained in this prospectus in a prospectus supplement, an applicable free writing prospectus or in documents we incorporate by reference into this prospectus. To the extent that any statement that we make in a prospectus supplement or applicable free writing prospectus is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified, supplemental or superseded by those made in a prospectus supplement or in the applicable free writing prospectus.
You should carefully read this prospectus, any prospectus supplement and any applicable free writing prospectus, together with additional information described under the heading “Where You Can Find More Information About Us,” “Documents Incorporated By Reference” and “Risk Factors” before you invest in our securities.

EDAP TMS
Our Company
We develop, manufacture, promote and distribute advanced minimally invasive ultrasound technologies for both the diagnosis and treatment of urological disease. We have introduced the Focal One® Robotic HIFU (high-intensity focused ultrasound) system around the world including Europe, U.S., Latin America, and parts of Asia. With the addition of the ExactVu™ Micro-Ultrasound system, we offer customers a complete solution from diagnosis to treatment of prostate disease. We also produce and distribute systems for the treatment of urinary tract stones. These technologies include the Sonolith® i-move lithotripter system based on Extracorporeal ShockWave Lithotripsy (ESWL) technology and advanced surgical laser systems.
Our legal name is EDAP TMS S.A. and our commercial name is Focal One®. Our principal executive offices are located at Parc d’Activités la Poudrette-Lamartine, 4/6, rue du Dauphiné, 69120 Vaulx-en-Velin, France and our telephone number is +33 (0) 4 72 15 31 50. We also maintain a website at www.edap-tms.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this prospectus.

RISK FACTORS
An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in the securities to which such prospectus supplement relates. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference into the prospectus supplement or this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 3, “Key Information — Risk Factors,” in our most recent Annual Report on Form 20-F, which is incorporated herein by reference. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, or the SEC, in the future which will be incorporated by reference. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We have filed with the SEC a registration statement on Form F-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities described in this prospectus. This prospectus does not contain all of the information set forth in this registration statement.
In addition, we file annual reports and special reports and other information with the SEC in accordance with the requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. However, as a foreign private issuer, we and our shareholders are exempt from some SEC reporting requirements, including proxy solicitation rules, short-swing insider profit disclosure rules of Section 16 of the Exchange Act with respect to our ordinary shares and the rules regarding the furnishing of quarterly reports to the SEC, which are required to be furnished only if required or otherwise provided in our home country domicile. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
Our SEC filings are also available over the Internet at the SEC’s website at http://www.sec.gov. The address of the SEC’s Internet site is provided solely for the information of prospective investors and is not intended to be an active link.
You may request a copy of this prospectus or of any of the documents incorporated by reference herein at no cost to you by writing or telephoning us at our principal executive offices, located at 4/6, rue du Dauphiné, Parc d’Activités la Poudrette-Lamartine, 69120 Vaulx-en-Velin, France, +33 (0) 4 72 15 31 50, attention: Blandine Confort.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus and any accompanying prospectus supplement the information in the documents that we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below:
•
Annual report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 28 2024 (SEC File No. 000 29374), and

•
Any document filed in the future with the SEC under Sections 13(a) and 13(c) or 15(d) of the Exchange Act after the date of this prospectus and until this offering is completed. Any reports on Form 6-K submitted to the SEC by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

Information in this prospectus may be modified by information included in subsequent Exchange Act filings that we incorporate by reference, the result of which is that only the information as modified will be part of this prospectus. Other information in this prospectus will not be affected by the replacement of this superseded information, nor will an investor’s ability to rely on such superseded information be affected, to the extent such reliance occurs prior to the delivery of the superseding information.
We are responsible for the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us or on our behalf or to which we may have referred you. We have not authorized any other person to provide you any information other than that contained or incorporated by reference in this prospectus or any applicable accompanying prospectus supplement or free writing prospectus authorized by us. If anyone provides you with different or inconsistent information, you should not rely on it as having been authorized by us. You should not assume that the information in this prospectus, any prospectus supplement or any applicable free writing prospectus is accurate as of any date other than the date on the front of the relevant documents. Our business, financial condition, results of operations and prospects may have changed since such date. We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents.

FORWARD-LOOKING STATEMENTS
The statements incorporated by reference or contained in this prospectus discuss our future expectations, contain projections of our results of operations or financial condition, and include other forward-looking information within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Our actual results may differ materially from those expressed in forward-looking statements made or incorporated by reference into this prospectus.
All statements other than present and historical facts and conditions, including forward-looking statements expressing our beliefs, plans, objectives, business strategy, or future events, performance or results of operations and financial position, are forward-looking statements, which involve estimates, assumptions, risks and uncertainties. Therefore, our actual results and performance may differ materially from those expressed in the forward-looking statements. Forward-looking statements often, although not always, include words or phrases such as the following: “believe,” “plan,” “intend,” “should,” “estimate,” “expect” and “anticipate” or their negative or similar expressions, which reflect our views about future events and financial performance. Forward-looking statements involve inherent risks and uncertainties, including matters not yet known to us or not currently considered material by us.
Actual events or results may differ materially from those expressed or implied in such forward-looking statements as a result of various factors. Factors that could affect future results or cause actual events or results to differ materially from those expressed or implied in forward-looking statements include, but are not limited to:
•
risks associated with the current worldwide inflationary environment, uncertain worldwide economic, political and financial environment, geopolitical instability, climate change impact, pandemic and each of their related impacts on our business operations;

•
the success of our High Intensity Focused Ultrasound (“HIFU”) technology;

•
the uncertainty of market acceptance for our HIFU devices;

•
the clinical and regulatory status of our devices in various geographical territories;

•
the uncertainty in the regulatory agencies review and approval process for any of our devices and changes in their recommendations and guidance;

•
the impact of government regulation, particularly relating to public healthcare systems and the commercial distribution of medical devices;

•
effects of intense competition in the markets in which we operate;

•
the uncertainty of reimbursement status of procedures performed with our products and their level of reimbursement;

•
the market potential for our HIFU devices;

•
dependence on our strategic suppliers and distribution partners;

•
difficulties to attract and recruit high-level experts in software, design, and development of high technology devices such as our HIFU products;

•
any event or other occurrence that would interrupt operations at our primary production facility;

•
reliance on patents, licenses and key proprietary technologies;

•
cybersecurity risks and incidents;

•
product liability risk;

•
risk of exchange rate fluctuations, particularly between the euro and the U.S. dollar and between the euro and the Japanese yen;

•
fluctuations in results of operations due to the cyclical nature of demand for medical devices;

•
risks relating to ownership of our securities; and

•
risks relating to securities litigations involving class actions.

You should also consider the information contained in “Risk Factors” in this prospectus, the risk factors included in any applicable prospectus supplement, and the risk factors set forth in Part I, Item 3 of our Annual Report on Form 20-F for the year ended December 31, 2023 incorporated by reference into this prospectus, as well as the information contained in our periodic filings and submissions with the SEC (including our reports on Form 6-K to the extent they are incorporated by reference herein).
Any forward-looking statement speaks only as of the date on which that statement is made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS
Except as described in any applicable prospectus supplement and in any free writing prospectuses in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby for operating costs, capital expenditures and for general corporate purposes, including working capital. Accordingly, we will have significant discretion in the use of any net proceeds. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

CAPITALIZATION AND INDEBTEDNESS
The following table sets forth short-term borrowings, current portion of long-term debt and our capitalization as of December 31, 2023. This table should be read in conjunction with our financial statements and the related notes thereto as well as the section titled “Selected Financial and Other Data” in our most recent Annual Report on Form 20-F, which are incorporated by reference into this prospectus.
	December 31, 2023
	€	$(1)
	Actual
	(in thousands)
Short-term borrowings	2,466	2,666
Current obligations under finance leases	195	210
Current portion of operating lease obligations	898	971
Current portion of long-term debt	1,553	1,679
Obligations under finance leases, non-current	443	468
Operating lease obligations, non-current	882	953
Conditional government advances, less current portion	463	501
Long-term debt, non-current	1,997	2,159
Shareholders’ equity:
Share capital	4,851	5,244
Additional paid-in capital	120,908	130,713
Retained earnings	(63,549)	(68,703)
Cumulative other comprehensive loss	(4,487)	(4,851)
Treasury stock	(800)	(865)
Total shareholders’ equity	56,922	61,538
Total capitalization	60,697	65,620

(1)
Dollar amounts have been translated solely for the convenience of the reader at an exchange rate of €1.00 = $1.0811, the European Central Bank euro reference exchange rate on March 31,2024.

DESCRIPTION OF SHARE CAPITAL
The following description of our share capital summarizes certain provisions of our by-laws. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our by-laws, copies of which have been filed with the SEC. Holders of ADSs will be able to exercise their rights with respect to the ordinary shares underlying the ADSs only in accordance with the terms of the deposit agreement. See “Description of American Depositary Shares” for more information.
Issued capital
Share capital structure
Information on our share capital is provided in “Item 10. — Additional Information” in our Annual Report on Form 20-F for the year ended December 31, 2023, incorporated by reference into this prospectus.
Number of shares issued
As of March 15, 2024, our share capital consisted of 37,373,312 issued ordinary shares, fully paid, and with a par value of €0.13 each, 37,103,779 of which were outstanding. We have no preferred shares outstanding.
Our ordinary shares have not been pledged as collateral in any way.
Capital authorized and not issued
Our shareholders’ meeting held on June 30, 2023, or the 2023 Shareholders’ Meeting, authorized the Board of Directors to (i) increase our share capital, through the issuance of shares or other securities, for a share capital maximum total nominal amount of €1,300,000, corresponding to 10,000,000 new ordinary shares, and (ii) issue a maximum nominal amount of €100,000,000 (or its equivalent in foreign currency on the date of subscription) of debt securities, subject to certain conditions and qualifications.
The following table shows all the current authorizations granted in the 2023 Shareholders’ Meeting to the Board of Directors in respect of capital increases, and the usage made of these powers through March 15, 2024.
NATURE OF AUTHORIZED OPERATION	Validity period since June 30, 2023	Maximum amount of capital increase (par value) (in euros)(1)	Maximum amount of debt securities (par value) (in euros)	Use of delegation since June 30, 2023	Balance
Delegation of authority to the Board of Directors to increase the share capital, by issuance of shares or other securities giving access to the Company’s share capital, with preferential subscription rights for shareholders	26 months	1,300,000	75,000,000	—	—
Delegation of authority to the Board of Directors to increase the share capital, by issuance of shares or other securities giving access to the Company’s share capital, with cancellation of shareholders’ preferential subscription rights, by means of a public offering (excluding offerings referred to in paragraph 1° of Article L. 411-2 of the French Monetary and Financial Code)	26 months	1,300,000	75,000,000	—	—

NATURE OF AUTHORIZED OPERATION	Validity period since June 30, 2023	Maximum amount of capital increase (par value) (in euros)(1)	Maximum amount of debt securities (par value) (in euros)	Use of delegation since June 30, 2023	Balance
Delegation of authority to the Board of Directors to increase the share capital, by issuance of shares or other securities giving access to the Company’s share capital, with cancellation of shareholders’ preferential subscription rights through an offer referred to in paragraph 1° of Article L. 411-2 of the French Monetary and Financial Code	26 months	1,300,000(2)	75,000,000	—	—
Delegation of authority to the Board of Directors to increase the share capital, by issuance of shares or other securities giving access to the Company’s share capital, with cancellation of shareholders’ preferential subscription rights, in favor of a first category of persons who meet certain specified characteristics	18 months	1,300,000	75,000,000	—	—
Delegation of authority to the Board of Directors to increase the share capital, by issuance of shares or other securities giving access to the Company’s share capital, with cancellation of shareholders’ preferential subscription rights, in favor of a second category of persons who meet certain specified characteristics	18 months	1,300,000	75,000,000	—	—
Delegation of authority to the Board of Directors to increase the share capital, by issuance of shares or other securities giving access to the Company’s share capital, with cancellation of shareholders’ preferential subscription rights, in favor of a third category of persons who meet certain specified characteristics	18 months	1,300,000		—	—
Delegation of authority to the Board of Directors to increase the Company’s share capital for the benefit of employees who are members of a company savings plan(s) (plan(s) d’épargne d’entreprise) implemented pursuant to Articles L. 3332-1 et seq. of the French Labor Code (this delegation was rejected by shareholders)	18 months	50,000		—	—

(1)
We are permitted to increase this maximum amount by 15% in the event of an oversubscription in accordance with the delegation of authority to the Board of Directors to increase the number of securities to be issued in the event of a share capital increase with or without preferential subscription rights.

(2)
Notwithstanding this maximum nominal amount, under current French law, each year the total nominal amount of the share capital increased pursuant to this authorization cannot exceed 20% of our share capital as of the date the Board of Directors uses this authorization.

Our shareholders’ meeting held on June 30, 2022, or the 2022 Shareholders’ Meeting, authorized the Board of Directors to (i) increase our share capital, through the issuance of shares or other securities, for a share capital maximum total nominal amount of €1,300,000, corresponding to 10,000,000 new ordinary shares, (ii) issue a maximum nominal amount of €100,000,000 (or its equivalent in foreign currency on the date of subscription) of debt securities, subject to certain conditions and qualifications (such resolution superseded the June 30, 2021 resolution), and (iii) proceed with grants of existing and/or newly issued free shares of the Company to all or certain employees and/or all or certain corporate officers of the Company or companies in the group for a total number of 600,000 free shares, corresponding to a total nominal value of €78,000.
The following table shows all the current authorizations granted in the 2022 Shareholders’ Meeting to the Board of Directors, and the usage made of these powers through March 15, 2024.
NATURE OF AUTHORIZED OPERATION	Validity period since June 30, 2022	Maximum amount of shares granted (par value) (in euros)	Use of delegation since June 30, 2022 (in euros)	Balance (in euros)
Authorization to the Board of Directors to grant existing and/or newly issued free shares of the Company to all or certain employees and/or all or certain corporate officers of the Company or companies in the group, in accordance with the provisions of Articles L. 225-197-1 et seq. of the French Commercial Code with automatic waiver of the shareholders’ subscription right	38 months	78,000	63,895	14,105
Our shareholders’ meeting held on June 30, 2021, or the 2021 Shareholders’ Meeting, authorized the Board of Directors to (i) increase our share capital, through the issuance of shares or other securities, for a share capital maximum total nominal amount of €1,300,000, corresponding to 10,000,000 new ordinary shares, (ii) issue a maximum nominal amount of €1,300,000 of debt securities, subject to certain conditions and qualifications (such resolution superseded the June 30, 2020 resolution), and (iii) proceed with grants of (a) existing and/or newly issued free shares of our company to all or certain employees and/or all or certain corporate officers of our company or companies in the group and (b) options to subscribe shares of our company in accordance with the provisions of Articles L. 225-177 et seq. of the French Commercial Code; for a share capital maximum total nominal amount of €286,000, corresponding to 2,200,000 new ordinary shares.
The following table shows all the current authorizations granted in the 2021 Shareholders’ Meeting, to the Board of Directors, and the usage made of these powers through March 15, 2024.
NATURE OF AUTHORIZED OPERATION	Validity period since June 30, 2021	Maximum amount of shares granted (par value) (in euros)	Use of delegation since June 30, 2021 (in euros)	Balance (in euros)
Authorization to the Board of Directors to grant options to subscribe shares of the Company in accordance with the provisions of Articles L. 225-177 et seq. of the French Commercial Code	38 months	260,000	197,990	62,010
Reconciliation of the number of ordinary shares outstanding on the opening date of fiscal year 2023 and on March 15, 2024:
Number of outstanding ordinary shares as of the opening date of the fiscal year 2024	37,103,779
Issuance of shares upon exercise of stock-options January 1, 2024 to March 15, 2024	—
Issuance of shares upon acquisition of free shares January 1, 2024 to March 15, 2024	—

Number of outstanding ordinary shares as of March 15, 2024	37,103,779

Treasury shares held by the issuer
As of March 15, 2024, all 269,533 shares held as treasury stock consisted of (i) 89,243 ordinary shares acquired between August and December 1998, (ii) 180,290 shares acquired in June and July 2001 for a total of €590 thousand. All shares of treasury stock have been acquired to cover stock purchase options.
Information concerning the terms governing any right of acquisition and/or any obligation attached to the capital subscribed, but not issued, or any undertaking to increase the capital
None
Information on the capital of any member of the Group subject to an option or a conditional or unconditional agreement to place it under option
None
Description of outstanding preferred shares
None
History of the share capital
The table below shows the evolution of our share capital over the last three fiscal years through March 15, 2024.
Date	Operation	Number of shares issued	Par value (€0.13 nominal value / share issued)	Nominal value of shares issued (in euros)	Premium (in euros)	Value of share increase capital (in euros)	Cumulative number of shares outstanding
Jan 1 to Dec 31, 2021	Issuance of shares upon exercise of stock-options	150,820	€0.13	€19,606.60	€412,778.20	€432,384.80	29,316,136
	Issuance of shares upon the definitive acquisition of free shares	—	—	—	—	—	—
	Number of ordinary shares issued in April 2021 in a registered public offering	4,150,000	€0.13	€539,000.00	€22,700,500.00	€23,240,000.00	33,466,136
Jan 1 to Dec 31, 2022	Issuance of shares upon exercise of stock-options	315,000	€0.13	€40,950	€615,350	€656,300	33,786,758(1)
	Issuance of shares upon the definitive acquisition of free shares	57,500	€0.13	€7,475	—	—	33,844,258

Date	Operation	Number of shares issued	Par value (€0.13 nominal value / share issued)	Nominal value of shares issued (in euros)	Premium (in euros)	Value of share increase capital (in euros)	Cumulative number of shares outstanding
	Number of ordinary shares issued in September 2022 in a registered public offering	3,066,667	€0.13	€398,666.71	€23,514,647.43	€23,913,314.14	36,910,925
Jan 1 to Dec 31, 2023	Issuance of shares upon exercise of stock-options	38,700	€0.13	€5,031.00	€161,655	€166,686	36,966,898(1)
	Issuance of shares upon the definitive acquisition of free shares	136,881	€0.13	€17,794.53	—	—	37,103,779
Jan 1 to March 15, 2024	Issuance of shares upon exercise of stock-options	—	—	—	—	—	—
	Issuance of shares upon the definitive acquisition of free shares	—	—	—	—	—	—

(1)
Reflects the issuance of shares from treasury shares upon the exercise of outstanding purchase options.

Description of outstanding Warrants
None

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
Our ordinary shares are traded on The Nasdaq Global Market of The Nasdaq Stock Market, Inc. represented by ADSs delivered by The Bank of New York Mellon (the “depositary”) pursuant to the deposit agreement (the “deposit agreement”) dated as of July 31, 1997, as amended and restated as of April 7, 2008, among our company, The Bank of New York Mellon, as depositary, and all owners and beneficial owners from time to time of ADSs issued thereunder. Ordinary shares that may be issued pursuant to this prospectus and the applicable prospectus supplement, whether directly or upon conversion of preferred shares or exercise of warrants, may be represented by ADSs. The ADSs may be uncertificated securities or certificated securities evidenced by American Depositary Receipts, or ADRs. Each ADS will represent one share (or a right to receive one share) deposited with the principal Paris office of Société Générale (the “custodian”), as custodian for the depositary under the deposit agreement. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, NY 10286.
You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. French law governs the rights of holders of our ordinary shares. The depositary will be the holder of the shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs set out ADR holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADRs.
We refer to the shares that are at any time deposited or deemed deposited under the deposit agreement and any and all other securities, cash and property received by the depositary or the custodian in respect thereof and at such time held under the deposit agreement as “Deposited Securities”.
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. Directions on how to obtain copies of those documents are provided under “Where you can find more information about us.”
Deposit, Transfer and Withdrawal
French law provides that ownership of shares generally be evidenced only by an inscription in an account in the name of the holder maintained by either the issuer or an authorized intermediary such as a bank. See Item 10, “Additional Information — Memorandum and Articles of Association — Form and Holding of Shares (French law)” in our Annual Report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference into this prospectus. Thus, all references to the deposit, surrender and delivery of our shares refer only to book-entry transfers and do not contemplate the physical transfers of certificates representing the shares in France.
The depositary has agreed, subject to the terms and conditions of the deposit agreement, that upon notice from the custodian of deposit of our shares, or evidence of rights to receive our shares, and pursuant to appropriate instruments of transfer, it will deliver through its Corporate Trust Office to the person or persons specified by the depositor, ADSs registered in the name or names of such person or persons for the number of ADSs issuable in respect of such deposit, upon payment to the depositary of its fees and expenses and of any taxes or charges.
Upon surrender of ADSs at the Corporate Trust Office of the depositary for the purpose of withdrawal of the Deposited Securities represented by the ADSs, payment of the fees, governmental charges and taxes provided in the deposit agreement and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal, and subject to the provisions of the deposit agreement, our articles of association and the Deposited Securities, the ADS holder is entitled to delivery to it or upon its order of the shares and any other Deposited Securities at the time represented by the ADSs at the Corporate Trust Office of the depositary or at the office of the custodian in Paris. The forwarding for delivery at the Corporate Trust Office of the depositary of cash, other property (other than rights) and documents of title for such delivery will be at the request, risk and expense of the ADS holder.
Dividends, Other Distributions and Rights
Subject to any restrictions imposed by applicable law, regulations or applicable permits, the depositary will be required to convert or cause to be converted into U.S. dollars, to the extent it can do so on a reasonable basis and can transfer the resulting U.S. dollars to the United States, within one business day or as promptly as practicable, all cash dividends and other cash distributions denominated in a currency other than U.S. dollars, or foreign currency, including euros, that it receives in respect of the Deposited Securities and to distribute the resulting dollar amount (net of fees and expenses of the Depositary) as promptly as practicable to the owners of the ADSs entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among owners on account of exchange restrictions or the date of delivery of any ADSs or otherwise. The amount distributed will be reduced by any amount on account of taxes to be withheld by us or the depositary.
If any foreign currency cannot be converted to U.S. dollars in whole or in part, and transferred, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the depositary cannot be promptly obtained, the depositary shall, as to the portion of the foreign currency that is convertible, make such conversion and distribution in U.S. dollars to the extent permissible to the owners entitled thereto, and as to the non-convertible balance, distribute foreign currency received by it to each owner requesting in writing such distribution and hold the balance of such foreign currency not so distributed uninvested for the respective accounts of the owners of ADRs entitled thereto, without liability for the interest thereon.
If we declare a dividend in, or free distribution of, our shares, the depositary may, upon prior consultation with and approval of us, and shall if we so request, distribute to the owners, in proportion to the number of ADSs representing such Deposited Securities held by them, respectively, an aggregate number of ADSs that represents the amount of shares received as such dividend or free distribution in respect of such Deposited Securities, subject to the terms and conditions of the deposit agreement with respect to the deposit of our shares and the issuance of ADSs, including the withholding of any tax or other governmental charge and the payment of fees of the depositary. The depositary may withhold any such distribution of ADRs if it has not received satisfactory assurances from us that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of such the Securities Act. In lieu of delivering fractional ADSs in the event of any such dividend or free distribution, the depositary will sell the amount of shares represented by the aggregate of such fractions and distribute the net proceeds in accordance with the deposit agreement. Each ADS shall thenceforth also represent the additional shares distributed upon the Deposited Securities represented thereby.
If we offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional shares or any rights of any other nature, the depositary, after consultation with us, will have discretion as to the procedure to be followed in making such rights available to any owners of ADRs or in disposing of such rights for the benefit of any owners and making the net proceeds available to such owners or, if by the terms of such rights offering or for any other reason, the depositary may not either make such rights available to any owners or dispose of such rights and make the net proceeds available to such owners, or if by the terms of such rights offering or for any other reason, the depositary may not either make such rights available to any owners or dispose of such rights and make the net proceeds available to such owners, then the depositary shall allow the rights to lapse; provided, however, if at the time of the offering of any rights the depositary determines that it is lawful and feasible to make such rights available to all owners or to certain owners of ADSs but not to other owners, the depositary may, and at our request will, distribute to any owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of ADSs held by such owner, warrants or other instruments therefor in such form as it deems appropriate.

If the depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain owners, it may, and at our request will, sell the rights, warrants or other instruments in proportion to the number of ADSs held by the owner to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the depositary as provided in the deposit agreement, any expenses in connection with such sale and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the deposit agreement) for the account of such owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such owners because of exchange restrictions or the date of delivery of any ADSs, or otherwise. The depositary will not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to owners in general or any owner or owners in particular. See Item 3, “— Risk Factors — Risks Relating to Ownership of Securities — Preferential subscription rights may not be available for U.S. persons” in our Annual Report on Form 20-F for the year ended December 31, 2023.
In circumstances in which rights would not otherwise be distributed, if an owner of ADSs requests the distribution of warrants or other instruments in order to exercise the rights allocable to the ADSs of such owner, the depositary will make such rights available to such owner upon written notice from us to the depositary that (a) we have elected in our sole discretion to permit such rights to be exercised and (b) such owner has executed such documents as we have determined in our sole discretion are reasonably required under applicable law.
If the depositary has distributed warrants or other instruments for rights, upon instruction pursuant to such warrants or other instruments to the depositary from such owner to exercise such rights, upon payment by such owner to the depositary for the account of such owner of an amount equal to the purchase price of our shares to be received upon exercise of the rights, and upon payment of the fees of the depositary as set forth in such warrants or other instruments, the depositary will, on behalf of such owner, exercise the rights and purchase the shares, and we shall cause the shares so purchased to be delivered to the depositary on behalf of such owner. As agent for such owner, the depositary will cause the shares so purchased to be deposited, and will deliver the ADSs to such owner pursuant to the deposit agreement.
The depositary will not offer rights to owners of ADSs unless both the rights and the securities to which such rights relate are either exempt from or not subject to registration under the Securities Act with respect to a distribution to all owners or are registered under the provisions of the Securities Act. Notwithstanding any terms of the deposit agreement to the contrary, we shall have no obligation to prepare and file a registration statement for any purpose. The depositary will not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to owners in general or any owner or owners in particular.
Whenever the depositary shall receive any distribution other than cash, our shares or rights in respect of the Deposited Securities, the depositary will cause the securities or property received by it to be distributed to the owners entitled thereto, after deduction or upon payment of any fees and expenses of the depositary or any taxes or other governmental charges, in proportion to the respective holdings of the owners, in any manner that the depositary, after consultation with us, may reasonably deem equitable and practicable for accomplishing such distribution. If, in the opinion of the depositary, such distribution cannot be made proportionately among the owners entitled thereto, or if for any other reason (including any requirement that we or the depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed) the depositary deems such distribution not feasible, the depositary may, after consultation with us, adopt such method as we may reasonably deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, with the net proceeds of any such sale (net of the fees of the depositary) to be distributed by the depositary to the owners of ADSs entitled thereto as in the case of a distribution received in cash.
Whenever the depositary receives notice from us that we have declared a dividend or other distribution payable in our shares or cash at the election of each holder of our shares, or as otherwise payable if no such election is made pursuant to the terms of the relevant distribution, the depositary will mail a notice to the owners of the ADSs informing them of the distribution and stating that owners of ADSs will be entitled, subject to any applicable provisions of French law, our articles of association or the relevant terms of such distribution, to instruct the depositary as to the form in which such owner elects to receive the distribution. Upon a timely written request from an owner, the depositary will endeavor, insofar as practicable, to make the requested election and distribute cash or shares, as the case may be, to such owners in accordance with the terms of the deposit Agreement. If the depositary does not receive timely instructions from any owner of ADSs as to such owner’s election, the depositary will not make any election with respect to the shares represented by such owner’s ADSs and will distribute the shares or cash it receives, if any, in respect of such shares to the relevant owner.
If the depositary determines that any distribution of property other than cash (including our shares and rights to subscribe therefore) is subject to any tax or other governmental charge which the depositary is obligated to withhold, the depositary may, by public or private sale, dispose of all or a portion of such property in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes or charges and the depositary will distribute the net proceeds of any such sale after deduction of such taxes or charges to the owners of ADSs entitled thereto in proportion to the number of ADSs held by them, respectively.
Upon any change in nominal or par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting us or to which we are a party, any securities that shall be received by the depositary or custodian in exchange for, in conversion of, or in respect of Deposited Securities will be treated as new Deposited Securities under the deposit agreement, and the ADSs will thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional ADSs are delivered pursuant to the following sentence. In any such case the depositary may, with our approval and will if we so request, execute and deliver additional ADSs as in the case of a distribution in shares, or call for the surrender of outstanding ADSs to be exchanged for new ADSs specifically describing such new Deposited Securities.
Record Dates
Whenever any cash dividend or other cash distribution becomes payable or any distribution other than cash is made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the depositary gives effect to a change in the number of our shares that are represented by each ADS, or whenever the depositary shall receive notice of any meeting of holders of shares or other Deposited Securities, or whenever the depositary shall find it necessary or convenient, the depositary will fix a record date, which shall be the same date as for the Shares or a date fixed after consultation with us and as close thereto as practicable (i) for the determination of the owners of ADRs who shall be (a) entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or (b) entitled to give instructions for the exercise of voting rights at any such meeting, (ii) for fixing the date on or after which each ADS will represent the changed number of shares, all subject to the provisions of the deposit agreement or (iii) to facilitate any other matter for which the record date was set.
Voting of Deposited Securities
The procedures described herein must be followed in order for owners of ADSs to give voting instructions in respect of the underlying shares.
We will use reasonable efforts to request that the depositary notify owners of ADSs of upcoming votes and ask for voting instructions from such owners. Upon receipt by the depositary of notice of any meeting of holders of shares or other Deposited Securities, the depositary shall, at our request, mail to the owners of the ADRs (i) a copy or summary in English of the notice of such meeting sent by us, (ii) a statement that such owner as of the close of business on a record date established by the depositary pursuant to the deposit agreement will be entitled, subject to any applicable provisions of French law, our articles of association and the Deposited Securities (which provisions, if any, will be summarized in pertinent part in such statement), to instruct the depositary with regard to the exercise of the voting rights, if any, pertaining to the shares or other Deposited Securities represented by such owner’s ADSs, (iii) copies or summaries in English of any materials or other documents provided by us for the purpose of enabling such owners to give instructions for the exercise of such voting rights, and (iv) a voting instruction card setting forth the date established by the depositary for the receipt of such voting instruction card, or the Receipt Date. The voting instruction card shall include an express indication that such instructions may be given or deemed given (as explained below) (a) if no voting instruction card is received by the depository on or before the Receipt Date, (b) if the depositary receives an improperly completed or blank voting instruction card or (c) if the voting instructions included in the voting instruction card are illegible or unclear. Voting instructions may be given only in respect of a number of ADSs representing an integral number of shares. For a discussion of certain requirements relating to an ADR holder’s right to vote, see Item 10 “Additional Information — Memorandum and Articles of Association — Attendance and Voting at Shareholders’ Meetings (French law)” in our Annual Report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference into this prospectus.
Upon receipt by the depositary from an owner of ADSs of a properly completed voting instruction card on or before the Receipt Date, the depositary will either, in its discretion (i) use reasonable efforts, insofar as practical and permitted under any applicable provisions of French law and our articles of association, to vote or cause to be voted the shares represented by such ADSs in accordance with any non-discretionary instructions set forth in such voting instruction card or (ii) forward such instructions to the custodian and the custodian will use its reasonable efforts, insofar as practical and permitted under any applicable provisions of French law and our articles of association, to vote or cause to be voted the shares represented by such ADSs in accordance with any non-discretionary instructions set forth in such voting instruction card. If no voting instruction card is received by the depositary from an owner with respect to any of the shares represented by such owner’s ADSs on or before the receipt date, or if the voting instruction card is improperly completed or blank, or if the voting instructions included in the voting instruction card are illegible or unclear, such owner shall be deemed to have instructed the depositary to vote such shares and the depositary shall vote such shares in favor of any resolution proposed or approved by our Board of Directors and against any resolution not so proposed or approved.
We and the depositary may modify or amend the above voting procedures or adopt additional voting procedures from time to time as we and the depositary determine may be necessary or appropriate to comply with French or United States law or our articles of association. There can be no assurance that such modifications, amendments or additional voting procedures will not limit the practical ability of owners and beneficial owners of ADSs to give voting instructions in respect of the shares represented by ADSs or will not include restrictions on the ability of owners and beneficial owners of ADSs to sell ADSs during a specified period of time prior to a shareholders’ meeting.
Reports and Other Communications
The depositary will make available for inspection by owners of ADSs at its Corporate Trust Office any reports, notices and other communications, including any proxy soliciting material, received from us, which are both (a) received by the depositary, the custodian or a nominee of either as the holder or the Deposited Securities and (b) transmitted to the holders of our shares or other Deposited Securities by us. The depositary will also, at our request, send to the owners copies of such reports, notices and communications when furnished by us pursuant to the deposit agreement, including English-language versions, as applicable, of any such reports, notices and communications.
Amendment and Termination of the Deposit Agreement
The form of ADSs and any provisions of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary in any respect which we and the depositary may deem necessary or desirable without the consent of the owners of ADSs. However, any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which otherwise prejudices any substantial existing right of ADS owners, will not take effect as to outstanding ADSs until the expiration of 30 days after notice of any amendment has been given to the owners of outstanding ADSs. Every owner of an ADS at the time any such amendment so becomes effective, will be deemed, by continuing to hold such ADS, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby. In no event will any amendment impair the right of any owner of an ADS to surrender such ADS and receive therefor the Deposited Securities represented thereby, except to comply with mandatory provisions of applicable law.

The depositary will at any time at our direction terminate the deposit agreement by mailing notice of such termination to the owners of the ADSs then outstanding 30 days prior to the date fixed in such notice for such termination. The depositary may likewise terminate the deposit agreement by mailing notice of such termination to us and the owners of all ADSs then outstanding, if any time 60 days having expired after the depositary will have delivered to us written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment, in accordance with the terms of the deposit agreement. If any ADSs remain outstanding after the date of termination of the deposit agreement, the depositary thereafter will discontinue the registration of transfers of ADSs, will suspend the distribution of dividends to the owners thereof and will not give any further notices or perform any further acts under the deposit agreement, except the collection of dividends and other distributions pertaining to the Deposited Securities, the sale of rights and other property and the delivery of underlying shares, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for surrendered ADSs (after deducting the fees of the depositary and other expenses set forth in the deposit agreement). At any time after the expiration of one year from the date of termination, the depositary may sell the Deposited Securities then held thereunder and hold uninvested the net proceeds of such sale together with any other cash, unsegregated and without liability for interest, for the pro rata benefit of the owners that have not theretofore surrendered their ADSs, such owners thereupon becoming general creditors of the depositary with respect to such net proceeds. After making such a sale, the depositary will be discharged from all obligations under the deposit agreement, except to account for net proceeds and other cash (after deducting the fees of the depositary and other expenses set forth in the deposit agreement and any applicable taxes or other governmental charges).
Charges of Depositary
The depositary will charge any party depositing or withdrawing shares or any party surrendering ADSs or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADSs or Deposited Securities or a distribution of ADSs pursuant to the deposit agreement) where applicable; (1) taxes and other governmental charges; (2) such registration fees as may from time to time be in effect for the registration of transfers of shares generally on our share register (or any agent appointed by us for transfers and registration of shares) and applicable to transfers of shares to the name of the depositary or its nominee or the custodian or its nominee on the making of deposits or withdrawals; (3) such cable, telex and facsimile transmissions expenses as are expressly provided in the deposit agreement; (4) such expenses as are incurred by the depositary in the conversion of foreign currency pursuant to the deposit agreement; (5) a fee of $5.00 or less per 100 ADSs (or portion thereof) for the delivery and for the surrender of ADSs pursuant to the deposit agreement; (6) a fee of $0.02 or less per ADS (or portion thereof) for any cash distribution pursuant to the deposit agreement; and (7) a fee for the distribution of securities other than shares under the deposit agreement, such fee being in an amount equal to the fee for the delivery referred to above which would have been charged as a result of the deposit of such securities and (treating all such securities as if they were shares) if they had not been instead distributed by the depositary to owners of the ADSs.
The depositary, pursuant to the deposit agreement, may own and deal in any class of our securities and in ADSs.
Liability of Owner for Taxes
If any tax or other governmental charge shall become payable by the custodian or the depositary with respect to any ADS or any Deposited Securities represented by the ADSs evidenced by such ADS, such tax or other governmental charge will be payable by the owner of such ADS to the depositary. The depositary may refuse to effect any transfer of such ADS or any withdrawal of Deposited Securities underlying such ADS and may apply such dividends, distributions or the proceeds of any such sale to pay any such tax or other governmental charge and the owner of such ADS will remain liable for any deficiency.
Transfer of American Depositary Shares
The ADSs are transferable on the books of the depositary, provided that the depositary may close the transfer books (when other than in the ordinary course of business in consultation with us to the extent practicable) at any time, or from time to time, when deemed expedient by it in connection with the performance of its duties or at our written request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADS, the delivery of any distribution thereon, or withdrawal of any Deposited Securities, the Company, depositary, custodian or Registrar may require payment from the owner of the ADS or the depositor of the shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer, registration or conversion fee with respect thereto (including any such tax or charge and fee with respect to shares being deposited or withdrawn) and payment of any applicable fees payable by the holders of ADSs.
The depositary may refuse to effect the transfer of the ADSs, to register the transfer of any ADS or to make any distribution on, or related to, shares until it has received such proof of citizenship or residence, exchange control approval or other information as it may deem necessary or proper. The delivery, transfer, registration of transfer of outstanding ADSs and surrender of ADSs generally may be suspended or refused during any period when the transfer books of the depositary, the Company and the Registrar are closed or if any such action is deemed necessary or advisable by the depositary or the Company, at any time or from time to time subject to the provisions of the deposit agreement. Notwithstanding anything in the deposit agreement to the contrary, the surrender of outstanding ADSs and the withdrawal of Deposited Securities may not be suspended except as permitted in General Instruction I(A)(1) to Form F-6 (as such form may be amended from time to time) under the Securities Act, which currently permits suspension only in connection with (i) temporary delays caused by closing the transfer books of the depositary or the Company or the deposit of shares in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADSs or the withdrawal of the Deposited Securities. See “— Voting of Deposited Securities” with respect to additional transfer restrictions.
Acquisitions of ADSs
Pursuant to the terms of the deposit agreement, all notifications and approvals required pursuant to our articles of association or under French law in connection with the acquisition of shares are applicable in all respects.
General
Neither the depositary nor we, nor our respective directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) will be liable to any owner or beneficial owner of ADSs if by reason of any provision of any present or future law or regulation of the United States, France or any other country, or of any other governmental or regulatory authority or stock exchange or by reason of any provision, present or future, of our articles of association, or by reason of any act of God or war or other circumstance beyond its or our control, the depositary or us or any of its or our directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the deposit agreement or the Deposited Securities it is provided will be done or performed; nor will we or the depositary incur any liability to any owner or beneficial owner of ADSs by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the deposit agreement it is provided will or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for under the deposit agreement or our articles of association.
We and the depositary assume no obligation, nor shall either we or the depositary be subject to any liability under the deposit agreement, except that each agrees to perform their respective obligations specifically set forth therein without negligence or bad faith.
The depositary will keep books at its Corporate Trust Office in The City of New York for the registration of transfers of ADSs, which at all reasonable times will be open for inspection by the owners of ADSs, provided that such inspection will not be for the purpose of communicating with owners in the interest of a business or object other than our business or a matter related to the deposit agreement or the ADSs.
The depositary may appoint one or more co-transfer agents for the purposes of effecting transfers, combinations and split-ups of ADSs at designated transfer offices on behalf of the depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by owners or persons entitled to ADSs and will be entitled to protection and indemnity to the same extent as the depositary.
Governing Law
The deposit agreement and the ADSs are governed by the laws of the State of New York.

DESCRIPTION OF PREFERRED SHARES
The particular terms of each issue or series of preferred shares will be described in the related prospectus supplement. This description will include, where applicable, a description of:
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the title and nominal value of the preferred shares;

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the number of preferred shares we are offering;

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the liquidation preference per share;

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the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

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whether preferential subscription rights will be issued to existing shareholders;

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the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends, provided that certain conditions of French law, which are described below, are met;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

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the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the Company;

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the procedures for any auction and remarketing, if any;

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the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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any listing of the preferred shares on any securities exchange or market;

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whether the preferred shares will be convertible into our ordinary shares (including ordinary shares represented by ADSs) or preferred shares of another category, and, if applicable, conditions of an automatic conversion into ordinary shares (including ordinary shares represented by ADSs), if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

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voting rights, if any, of the preferred shares;

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preemption rights, if any;

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other restrictions on transfer, sale or assignment, if any;

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whether interests in the preferred shares will be represented by American Depositary preferred shares;

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a discussion of any material or special U.S. federal and French income tax considerations applicable to the preferred shares;

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any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the Board of Directors; and

•
any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Prior to issuing preferred shares, we must convene an extraordinary shareholders meeting at which shareholders would determine the terms and conditions of the preferred shares, decide the issuance of the preferred shares or delegate authority to the Board of Directors to decide the issuance and vote to modify the by-laws in order to include the characteristics and particular rights of the preferred shares.

The extraordinary general meeting would also decide the maximum aggregate amount of share capital increases which we may carry out by issuing preferred shares, which may not exceed a specified amount of gross issue proceeds to be determined.
Under French law, any payment of dividends to the holders of preferred shares is subject to the following: (i) our net earnings (“bénéfice distribuable”) must be sufficient and available for distribution as indicated in the certified unconsolidated financial statements, and (ii) the vote by the annual shareholders meeting of a resolution approving such distribution of dividends to the holders of preferred shares.
When we issue preferred shares under this prospectus, the shares will be fully paid and non-assessable and, to the extent permitted under French law, will not have, or be subject to, any preemptive or similar rights.
The issuance of preferred shares could adversely affect the voting power of holders of ordinary shares and reduce the likelihood that holders of ordinary shares and ADSs will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ADSs. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our preferred or ordinary shares, which may be represented by ADSs, or any combination of the foregoing. Warrants may be offered separately or together with ordinary shares or preferred shares. Each series of warrants will be issued under a separate warrant agreement or indenture to be entered into between us and one or more purchasers of such warrants or with banks or trust companies acting as warrant agent. The applicable prospectus supplement will include details of the warrant agreements covering the warrants being offered. The warrant agent, if any, will act solely as our agent and will not assume a relationship of agency with any holders of warrant certificates or beneficial owners of warrants.
The particular terms of each issue or series of warrants will be described in the related prospectus supplement. If warrants for the purchase of preferred or ordinary shares, which may be represented by ADSs, or any combination of the foregoing, are offered, the description will include, where applicable:
•
the designation and aggregate number of warrants offered;

•
the price at which the warrants will be offered;

•
the currency or currency unit in which the warrants are denominated;

•
the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•
the number of preferred or ordinary shares, which may be represented by ADSs, or any combination of the foregoing, that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which that amount of preferred or ordinary shares, which may be represented by ADSs, or any combination of the foregoing, may be purchased upon exercise of each warrant;

•
the date or dates, if any, on or after which the warrants and the related preferred or ordinary shares, which may be represented by ADSs, or any combination of the foregoing, will be transferable separately;

•
the minimum or maximum amount, if any, of warrants that may be exercised at any one time;

•
whether the warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions; and

•
any other terms, conditions and rights (or limitations on such rights) of the warrants.

We reserve the right to set forth in a prospectus supplement or applicable free writing prospectus specific terms of the warrants that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the warrants described in a prospectus supplement or applicable free writing prospectus differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded or supplemented by the description of such differing terms set forth in such prospectus supplement or applicable free writing prospectus with respect to such warrants.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:
•
through agents;

•
to or through underwriters;

•
through broker-dealers (acting as agent or principal);

•
directly by us to purchasers (including our affiliates and stockholders), through a specific bidding or auction process, a rights offering, or otherwise;

•
through a combination of any such methods of sale; or

•
through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:
•
block transactions (which may involve crosses) and transactions on The Nasdaq Global Market or any other organized market where the securities may be traded;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•
ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•
sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•
sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be paid in cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.
If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.
We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.
Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.
Any person participating in the distribution of ordinary shares registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our ordinary shares by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our ordinary shares to engage in market-making activities with respect to our ordinary shares. These restrictions may affect the marketability of our ordinary shares and the ability of any person or entity to engage in market-making activities with respect to our ordinary shares.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

EXPENSES
The following are the estimated expenses to be incurred in connection with the distribution of the securities registered under this registration statement, which will be paid by us. All amounts shown are estimates except the SEC registration fee.
Legal fees and expenses	*
Accounting fees and expenses	*
ADR conversion fees	*
SEC registration fee	US$7,529.45
Miscellaneous	*
Total	US$ *

*
To be provided in a prospectus supplement or in a Report on Form 6-K subsequently incorporated by reference into this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES
We are a société anonyme, or limited liability corporation, organized under the laws of the Republic of France. Some of our directors and executive officers reside in the Republic of France. In addition, a substantial portion of our assets is located outside of the United States. As a result, it may be difficult for investors:
•
to obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts, or obtain evidence in France or from French citizens or any individual being a resident in France or any officer, representative, agent or employee of a legal person having its registered office or an establishment in a territory of France, in connection with those actions in actions predicated on the civil liability provisions of the U.S. federal securities laws;

•
to enforce in U.S. courts judgments obtained in such actions against us or our non-U.S. resident officers and directors;

•
to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident officers or directors; and

•
to enforce in U.S. courts against us or our directors in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

Nevertheless, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would be recognized and enforced in France provided that a French judge considers that this judgment meets the French legal requirement concerning the recognition and the enforcement of foreign judgments and is capable of being immediately enforced in the United States. A French court is therefore likely to grant the enforcement of a foreign judgment without a review of the merits of the underlying claim, only if (i) that judgment was rendered by a court having jurisdiction over the matter as the dispute is clearly connected to the jurisdiction of such court, the choice of the U.S. court was not fraudulent and the French courts did not have exclusive jurisdiction over the matter, (ii) the judgment does not contravene international public policy rules, as applied by French courts, whether such rules pertain to the merits or to the procedure of the case, including any defense rights, (iii) the judgment is not tainted with fraud and (iv) the judgment does not conflict with a French judgment or a foreign judgment (or an arbitral award) which has become effective in France. In addition, French law guarantees full compensation for the harm suffered but is limited to the actual damages, so the victim does not suffer or benefit from the situation, it being specified that under French law, the principle of awarding punitive damages is not, per se, contrary to public order, provided the amount awarded is not disproportionate to the harm suffered and the defendant’s breach.
As a result, the enforcement, by U.S. investors, of any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities law against us or members of our Board of Directors, officers or certain experts named herein who are residents of France or countries other than the United States would be subject to the above conditions.
Finally, there may be doubt as to whether a French court would impose civil liability on us, the members of our Board of Directors, our officers or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in France against us or such members, officers or experts, respectively.

LEGAL MATTERS
Unless otherwise specified in the base prospectus relating to any offering of securities, the validity of the securities and certain legal matters under French and U.S. law will be passed upon by Jones Day, Paris, France. In addition, certain legal matters in connection with any offering of securities under this prospectus will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to mattes of French and U.S. law.
EXPERTS
The consolidated financial statements of EDAP TMS S.A. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated in this prospectus by reference from our Annual Report on Form 20-F for the year ended December 31, 2023 in reliance upon the reports of KPMG Audit, a department of KPMG S.A., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report on the effectiveness of internal control over financial reporting as of December 31, 2023, expresses an opinion that EDAP TMS S.A. did not maintain effective internal control over financial reporting as of December 31, 2023 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that a material weakness at EDAP TMS S.A.’s U.S. subsidiary related to an ineffective design and implementation of the subsidiary’s control over the recording of third-party vendor invoices has been identified and included in management’s assessment.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 8.   Indemnification of Directors and Officers
Under French law, provisions of by-laws (statuts) that limit the liability of directors and officers are prohibited. However, it is common practice for French sociétés anonymes to contract for and maintain liability insurance against civil liabilities incurred by any of their directors and officers involved in a third-party action, provided that such directors and/or officers acted in good faith and within their capacities as directors or officers of the Company. Criminal liability cannot be indemnified under French law, whether directly by the Company or through liability insurance.
We maintain liability insurance for our directors and officers, including insurance against liability under the Securities Act of 1933, as amended.
Item 9.    Exhibits
See Exhibit Index following the signature pages of this Registration Statement.
Item 10.   Undertakings
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table provided in Exhibit 107 to the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to the registration statement on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.
(5)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)   That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(7)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or

Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(8)   That, for purposes of determining liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.
(9)   That, for purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(b)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, EDAP TMS S.A. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Altos, United States of America, on April 5, 2024.
EDAP TMS S.A.
By:
/s/ Ryan Rhodes

Name:
Ryan Rhodes

Title:
Chief Executive Officer and Director

POWER OF ATTORNEY
We, the undersigned directors, officers and/or authorized representative in the United States of EDAP TMS S.A., hereby severally constitute and appoint Ryan Rhodes and Ken Mobeck, and each of them singly, our true and lawful attorneys-in-fact and agents, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement, and to any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of securities of EDAP TMS S.A., and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 5, 2024.
By: Name: Title:	/s/ Ryan Rhodes Ryan Rhodes Chief Executive Officer and Director	By: Name: Title:	/s/ Ken Mobeck Ken Mobeck Chief Financial Officer
By: Name: Title:	/s/ François Dietsch François Dietsch Chief Accounting Officer	By: Name: Title:	/s/ Marc Oczachowski Marc Oczachowski Chairman of the Board of Directors
By: Name: Title:	/s/ Marie Meynadier Marie Meynadier Director	By: Name: Title:	/s/ Pierre Beysson Pierre Beysson Director
By: Name: Title:	Lance Willsey Director
Authorized Representative in the United States
By: Name: Title: Company:	/s/ Ryan Rhodes Ryan Rhodes Chief Executive Officer and Director EDAP Technomed Inc.

EXHIBIT INDEX
Description
1.1*	Form of Underwriting Agreement
4.1**	By-laws (statuts) of EDAP TMS S.A. as amended as of December 6, 2023 (together with an English translation thereof) (filed as Exhibit 1 of the registrant’s Annual Report on Form 20-F for the year ended December 31, 2023 filed with the Commission on March 28, 2024).
4.2**	Form of Amended and Restated Deposit Agreement between EDAP TMS S.A., The Bank of New York Mellon, as depositary and owners and beneficial owners of American Depositary Shares issued thereunder (incorporated herein by reference to Exhibit 1.2 to Form F-6 dated September 15, 2011, SEC File No. 333-176843).
4.3**	Form of American Depositary Receipt (included in Exhibit 4.2).
4.4*	Form of Warrant.
4.5	Description of securities registered under Section 12 of the Exchange Act.
5.1	Opinion of Jones Day, French counsel to the registrant.
5.2	Opinion of Jones Day, U.S. counsel to the registrant.
23.1	Consent of KPMG S.A.
23.3	Consent of Jones Day (included in Exhibits 5.1 and 5.2).
24.1	Powers of attorney (included in the signature pages of this Registration Statement).
107	Calculation of Filling Fee Table.

*
To be filed, if necessary, subsequent to the effectiveness of this Registration Statement by an amendment to this Registration Statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, including any Report of Foreign Private Issuer on Form 6-K, and incorporated herein by reference.

**
Filed previously.